                                                                      Exhibit 4A
                              ALTRON INCORPORATED
                              -------------------

                             1991 STOCK OPTION PLAN
                             ----------------------

               (As amended December 22, 1993 and April 19, 1995)

1.  Purpose of the Plan.
    -------------------

    This stock option plan (the "Plan") is intended to encourage ownership of the stock of Altron Incorporated, a Massachusetts corporation ("Altron"), by key employees of Altron, to induce highly qualified personnel to enter and remain in the employ of Altron, and to provide additional incentive for participants to promote the success of Altron's business.

2.  Stock Subject to the Plan.
    -------------------------

    The total number of shares of the common stock of Altron ($.05 par value) for which options may be granted under the Plan shall not exceed 2,000,000 shares, subject to adjustment in accordance with Section 10 hereof. Such shares may, in whole or in part, as the Board of Directors of Altron (the "Board") shall from time to time determine, be issued shares which shall have been reacquired by Altron or authorized but unissued shares, whether now or hereafter authorized.

    If any unexercised options granted under the Plan lapse or terminate for any reason, the shares covered thereby may again be optioned hereunder, and such lapsed or unexercised options shall not be considered in computing the total number of shares optioned.

3.  Administration of the Plan.
    --------------------------

    The Plan shall be administered by a committee of the Board (the "Committee") consisting of two or more members appointed by the Board upon the adoption of the Plan, all of whom shall be "disinterested persons" (as hereinafter defined). Such committee shall be known as the "Stock Option Committee", but may be known by such other name or names as the Board may designate. For the purposes of the Plan, a director or member of such committee shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, as such term is interpreted from time to time. The Board may at any time and from time to time, subject to the provisions of this Section 3, thereafter appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum, and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee may, in its sole discretion, grant options to purchase shares of Altron's common stock and issue shares upon exercise of such options as provided in the Plan. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which may but need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith.

4.  Participants in the Plan.
    ------------------------

    Each participant in the Plan must be a regular salaried employee of Altron (or one of its subsidiaries) (herein called "subsidiaries"), if any, as defined in Section 425 of the Internal Revenue Code of 1986, as amended, including any applicable successor provisions to said Section 425, and the Treasury Regulations promulgated thereunder (the "Code" and

"Regulations"). The Committee may designate as participants in the Plan persons who are now or may hereafter be employed by Altron or its subsidiaries in key positions. In determining the eligibility of an individual to be granted an option as well as in determining the number of shares to be optioned to any individual, the Committee shall consider the position and responsibilities of the employee being considered, the nature and value to Altron or its subsidiaries of his service and accomplishments, his present and potential contribution to the success of Altron or its subsidiaries, and such other factors as the Committee may deem relevant. No director who is not otherwise an employee of Altron shall be eligible to participate in the Plan.

    The maximum number of shares with respect to which an option or options may be granted to any employee in any one taxable year of the Company shall not exceed 50,000, taking into account shares granted during such taxable period under options that have terminated.

5.  Grant of Option; Option Agreement.
    ---------------------------------

    The Committee may from time to time grant options to eligible employees, which options may be designated non-qualified stock options or incentive stock options (within the meaning of Section 422 of the Code). In accordance with the provisions of Section 3 hereof, the Committee shall keep separate records with regard to each type of option granted.

Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of Altron and by the participant to whom such option is granted, which Agreements may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Committee, including with respect to any restrictions to be imposed on the shares acquired by a participant upon the exercise of an option granted to him. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until such an Agreement shall have been duly executed on behalf of Altron and the participant. More than one option may be granted to an individual.

6.  Option Exercise Price.
    ---------------------

    The exercise price or prices of options granted under the Plan shall be determined by the Committee at the time of the granting of an option, but, in the case of an incentive stock option, shall in no event be less than the fair market value of the shares of Altron common stock covered by the option at the time the option was granted and, if the individual to whom the option is being granted owns (as defined in Section 425 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Altron (or of its parent or any subsidiary corporation) (a "10% Holder"), one hundred ten percent (110%) of such fair market value, and in no event less than the par value thereof. For purposes hereof, the fair market value of such common stock shall be determined by the Committee in good faith on a reasonable basis consistent with the Regulations.

7.  Time and Manner of Exercise of Option.
    -------------------------------------

    (a) Except as otherwise determined from time to time by the Committee and as provided in Section 8, options granted under the Plan shall be exercisable as follows; provided, however, that in no event, except as provided in Section 8, may an option granted to an officer or director of Altron be exercisable prior to six months and one day after the date of grant of the option to such officer or director. Options shall not be exercisable during the first twelve (12) months after the date of grant. Thereafter, options shall become exercisable as to twenty percent (20%) of the shares covered thereby upon the expiration of twelve (12) months after the date of grant and as to an additional twenty percent (20%) upon the expiration of each of the next four (4) succeeding twelve
(12) month periods. Notwithstanding the above, the Committee may, in its sole discretion, at any time accelerate the exercisability of any option granted under the Plan; provided, however, that, except as provided in Section 8, the exercisability of any option granted to an officer or director of Altron may not be accelerated to a period prior to six months and one day after the date of grant of the option to such officer or director.

    (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to Altron, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares, which payment may, with the consent of the Committee, be in whole or in part in shares of Altron common stock already owned by the person or persons exercising the option, valued at fair market value determined in the manner set forth in Section 6 hereof; provided, however, that there shall be no such exercise at any one time as to fewer than fifty (50) shares or all of the remaining shares then purchaseable by the person or persons exercising the option, if fewer than fifty (50) shares. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of Altron to the person or persons exercising the option at such time, during ordinary business hours, after fifteen (15) but not more than thirty (30) days from the date of receipt of the notice by Altron, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by Altron and the person or persons exercising the option.

8.  Term of Options.
    ---------------

    (a) Each option shall expire not more than ten (10) years from the date of granting thereof (five (5) years in the case of an incentive stock option granted to a 10% Holder), but shall be subject to earlier termination as herein provided.

    (b) An option granted to any participant who ceases to be a regular salaried employee of Altron or one of its subsidiaries, other than by death, may be exercised within one (1) month after the date such participant ceases to be an employee, or prior to the date on which the option expires by its terms, whichever is earlier, but shall thereafter terminate, unless such termination of employment is (i) because of dismissal for cause or is in breach of any employment agreement, in which event such option will terminate on the date the participant ceases to be an employee of Altron or one of its subsidiaries; or
(ii) because the participant has become disabled within the meaning of Section 22(e)(3) of the Code, in which event such option may be exercised within six (6) months and one day after the date on which such participant ceases to be an employee, but, in any event, prior to the date on which the option expires by its terms. In case of termination of employment, other than by death, the option shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date of such termination of employment, unless such termination is because the participant has become disabled, in which case the option may be exercised to the full number of shares covered thereby, or unless the Committee, in its discretion, determines that it would be in the best interests of Altron to make the option then fully exercisable.

    (c) In the event of the death of any participant, the option granted to such participant may be exercised to the full number of shares covered thereby, whether or not, under the provisions of Section 7 hereof, the participant was entitled to do so at the date of his death, by the estate of such participant, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such participant. Such option must be exercised within six (6) months and one day after the date of death of such participant, or prior to the date on which the option expires by its terms, whichever is earlier.

9.  Options Not Transferable.
    ------------------------

    The right of any participant to exercise any option granted to him shall not be assignable or transferable by such participant otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such participant only by him. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the participant to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including, without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.

10. Adjustments Upon Changes in Capitalization.
    ------------------------------------------

    In the event that the outstanding shares of the common stock of Altron are changed into or exchanged for a different number or kind of shares or other securities of Altron or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. No such adjustment shall be made which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an option or a grant of additional benefits to a participant.

    If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Committee shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 425(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 425(a) and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

11. Restrictions on Issue of Shares.
    -------------------------------

    Notwithstanding the provisions of Section 7 hereof, Altron may delay the issuance of shares covered by the exercise of any option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

    (i) the shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal securities acts as now in force or hereafter amended; or

   (ii) a no-action letter in respect of the issuance of such shares shall have been obtained by Altron from the Securities and Exchange Commission; or

  (iii) counsel for Altron shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under applicable Federal securities acts as now in force or hereafter amended.

    It is intended that all exercises of options shall be effective, and Altron shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that Altron shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect to which any option may be exercised.

12. Purchase for Investment; Rights of Holder on Subsequent Registration.
    --------------------------------------------------------------------

    Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), Altron shall be under no obligation to issue any shares covered by any option unless the person who exercised such option, whether such exercise is in whole or in part, shall give a written representation and undertaking to Altron which is satisfactory in form and scope to counsel for Altron and upon which, in the opinion of such counsel, Altron may reasonably rely, that he is acquiring the shares issued to him pursuant to such exercise of the option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that Altron shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the 1933 Act or other applicable statutes, then Altron shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to Altron and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which it was made.

13. Modification of Outstanding Options.
    -----------------------------------

    The Committee may accelerate the exercisability of an outstanding option in its sole discretion. The Committee may authorize the modification of any outstanding option with the consent of the participant when and subject to such conditions as are deemed to be in the best interests of Altron and in accordance with the purposes of the Plan.


14. Loans Prohibited; Tax Withholding.
    ---------------------------------

    Altron shall not, directly or indirectly, lend money to a participant or to any person or persons entitled to exercise an option by reason of the death of a participant for the purpose of assisting him or them in the acquisition of shares covered by an option granted under the Plan.

    Altron's obligation to deliver shares upon the exercise of any non-qualified option granted under the Plan shall be subject to the option holder's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

15. Approval of Stockholders.
    ------------------------

    The Plan shall be subject to approval by the affirmative vote of stockholders holding at least a majority of the voting stock of Altron voting in person or by proxy at a duly held stockholders' meeting within twelve (12) months after the adoption of the Plan by the Board and shall take effect immediately upon such approval.

16. Termination and Amendment of Plan.
    ---------------------------------

    Unless sooner terminated as herein provided, the Plan shall terminate ten
(10) years from the date upon which the Plan shall be duly approved by the stockholders of Altron. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in Section 10 hereof, the Board may not, without the approval of the stockholders of Altron obtained in the manner stated in Section 15 hereof, increase the maximum number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any optionee. Termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his rights under an option previously granted to him.